UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2007

Darwin Professional Underwriters, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32883	03-0510450
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9 Farm Springs Road, Farmington, Connecticut		06032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-284-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Credit Facility

Darwin Professional Underwriters, Inc. (the "Company") has entered into a Credit Agreement, dated as of March 23, 2007 (the "Credit Agreement"), under which a three-year, secured credit facility is created, which enables the Company to borrow up to $25 million. The Credit Agreement is incorporated into this Current Report, as Exhibit 10.1. The Credit Agreement was entered into among the Company, the several lenders from time to time parties to the Credit Agreement and JPMorgan Chase Bank, National Association, as administrative agent. The Credit Agreement provides for a commitment fee payable by the Company of 0.25% per annum for any unused portion of the facility. Borrowings under the Credit Agreement will bear interest at a rate per annum equal to an adjusted LIBO rate, plus a 1.125% spread.

Pursuant to the Credit Agreement and a Subsidiary Guaranty and a Pledge Agreement, each of which was dated as of March 23, 2007 and executed in connection with the Credit Agreement, borrowings under the Credit Agreement will be guaranteed by the Company's wholly-owned subsidiary, Darwin Group, Inc., and collateralized by the pledge of the stock of the Company's wholly-owned subsidiary, Darwin Group, Inc. ("Darwin Group"), and by the pledge of the stock of Darwin Group's subsidiary, Darwin National Assurance Company.

The Credit Agreement contains covenants requiring the Company to maintain a 2.0 debt interest coverage ratio, a maximum ratio of net premiums written to surplus of 2.0 to 1.0 and a covnenant limiting the Comapny's debt to total capital ratio to 35%, and a covenant prohibiting the payment of dividends on its equity securities. The Company must also have a minimum net worth equal to 80% of year-end December 31, 2006 GAAP net worth, plus an amount equal to 50% of subsequent earned profits. This summary description is qualified by reference to the Credit Agreement incorporated herein as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Credit Agreement is incorporated by reference into this Item.

Item 8.01 Other Events.

A copy of the Company's press release, dated March 26, 2007, announcing the closing of the Credit Agreement transation is incorporated by reference into this Current Report as Exhibit 99.1 and is incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Credit Agreement, dated as of March 23, 2007

10.2 Subsidiary Guaranty, dated as of March 23, 2007

10.3 Pledge Agreement, dated as of March 23, 2007

99.1 Press release, dated March 26, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Darwin Professional Underwriters, Inc.

March 26, 2007	By:	Timothy J. Curry

Name: Timothy J. Curry
Title: VP & Asst. General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Conformed Credit Agreement, dated as of March 23, 2007
10.2	Conformed Subsidiary Guaranty, dated as of March 23, 2007
10.3	Conformed Pledge Agreement, dated as of March 23, 2007
99.1	Press release concerning Credit Agreement, dated March 26, 2007